EXHIBIT 10.2

                           PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of July 15, 2005 (the "Effective Date") by and among CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership and HIGHGATE HOUSE FUNDS, LTD., a Delaware limited partnership (the "Pledgees"), FALCON NATURAL GAS CORPORATION, a corporation organized and existing under the laws of the State of Nevada (the "Pledgor"), and KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP, as escrow agent ("Escrow Agent").

                                    RECITALS:

WHEREAS, in order to secure the Company's obligations under the Promissory Note, and this Agreement all of even date herewith (collectively referred to as the "Transaction Documents"), the Pledgor has agreed to pledge to the Pledgees twenty-four million (24,000,000) shares (the "Pledged Shares") of the Pledgor's common stock.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

1.    Pledge and Transfer of Pledged Shares.

      The Pledgor hereby grants to Pledgees a security interest in all Pledged Shares as security for Pledgor's obligations under the Promissory Note. Simultaneously with the execution of the Transaction Documents, the Pledgor shall deliver to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Pledgor (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgees under the Promissory Note and through repayment in accordance with the terms of the Promissory Note, or the termination or expiration of this Agreement.

2. Rights Relating to Pledged Shares. Upon the occurrence of an Event of Default (as defined herein), the Pledgees shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgees under the Promissory Note by repayment in accordance with the terms of the Note, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice for payment of the amounts due to the Pledgees under the Promissory Note, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares, (collectively the "Pledged Materials"), whereupon any and all rights of Pledgees in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgees under the Promissory Note, by repayment in accordance with the terms of the Note, this Agreement and Pledgees's security interest and rights in and to the Pledged Shares shall terminate.

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4.    Event of Default.  An "Event of Default"  shall be deemed to have occurred under this Agreement upon an Event of Default under the Transaction Documents.

5. Remedies. Upon the occurrence of an Event of Default, Pledgees shall provide written notice of such Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgor. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgees the Pledged Materials held by the Escrow Agent hereunder, whereupon Pledgees may exercise all rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey.

6.    Concerning the Escrow Agent.

      6.1   The  Escrow  Agent  undertakes  to perform  only such  duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

      6.2 The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

      6.3 Pledgees and the Pledgor hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

      6.4 If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgees for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.


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      6.5   The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgor and Pledgees) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

      6.6 The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

      6.7 Conflict Waiver. The Pledgor hereby acknowledges that the Escrow Agent is general counsel to the Pledgees, a partner in the general partner of the Pledgees, and counsel to the Pledgees in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgees and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

      6.8 Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:


If to the Pledgor, to:        Falcon Natural Gas Corporation
                              Westchase Center
                              2500 Citywest Boulevard, Suite 300
                              Houston, TX  77019
                              Attention:  Massimiliano Pozzoni
                                          Vice President
                              Telephone:  (832) 476-8699
                              Facsimile:  (713) 456-2581

With a copy to:               Kirkpatrick & Lockhart Nicholson Graham LLP
                              201 South Biscayne Boulevard - Suite 2000
                              Miami, FL  33131-2399
                              Attention:  Clayton E. Parker, Esq.
                              Telephone:  (305) 539-3300
                              Facsimile:  (305) 358-7095

If to the Pledgees:           Cornell Capital Partners, L.P.
                              101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302
                              Attention:  Mark A. Angelo
                              Telephone:  (201) 985-8300
                              Facsimile:  (201) 985-8744

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                              Highgate House Funds, Ltd.
                              488 Madison Avenue, 12th Floor
                              New York, NY  10022
                              Attention:  Adam Gottbetter
                              Telephone:  (212) 400-6900
                              Facsimile:  (212) 400-6901

With copy to:                 David Gonzalez, Esq.
                              101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302
                              Telephone:  (201) 985-8300
                              Facsimile:  (201) 985-8744

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

      7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

      8. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

      9. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      10. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      12. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

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      13.   JURY TRIAL.  EACH OF THE PLEDGEES AND THE PLEDGOR HEREBY  KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEES AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow
Agreement as of the date first above written. CORNELL CAPITAL PARTNERS, LP


                                     By:  /s/ Mark Angelo
                                          --------------------------------------
                                     Name:    Mark Angelo
                                     Title:   Portfolio Manager



                                     HIGHGATE HOUSE FUNDS, LTD.


                                     By:  /s/ Adam Gottbetter
                                          --------------------------------------
                                     Name:    Adam Gottbetter
                                     Title:   Portfolio Manager



                                     FALCON NATURAL GAS CORPORATION


                                     By:  /s/ Massimiliano Pozzoni
                                          --------------------------------------
                                     Name:    Massimiliano Pozzoni
                                     Title:   Vice President


                                     ESCROW AGENT
                                     KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP


                                     By:  /s/ Clayton E. Parker
                                          --------------------------------------
                                     Name:    Clayton E. Parker
                                     Title:   Partner


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